EXHIBIT 10.2

GEORGETOWN SAVINGS BANK
INCENTIVE COMPENSATION PLAN
GOALS FOR JULY 1, 2010 – DECEMBER 31, 2010

Organizational Level:	Executive

Employee:	Joseph W. Kennedy	Incentive Target (6-months): 11% ($6,935)

Title:	Senior Vice President/Chief Financial Officer

The dollar figures presented in this example are estimates.  Incentive payments will be based on the employee’s base compensation, which includes actual straight-time pay (excludes overtime), jury duty, holiday, vacation, personal and sick pay for the period of July 1, 2010 through December 31, 2010.

Minimum Thresholds
In order to receive payment for achievement of the goals listed below, the following thresholds must be met:
1.	CAMELS ratings must be at a rating of “2” or better at all time during the Plan Year. This will be measured by both internal audit results and OTS rating.
2.	Asset Quality must be at a level of “Satisfactory” or better at all time during the Plan Year. This will be measured by both internal audit results and OTS rating.

Tier 1: Bank-wide Performance

GOAL: #1: Profitability – Achieve Return on Assets (ROA)

 Payout Percentage: 50% = $3,467

Goals	Payout
95% of budget	$1,156
At budget	$2,311
110% of budget	$3,467
Stretch Goal
Every .05% over 110% of Budget	$1,156

Tier 2: Team Performance

GOAL #2: Profitability – Achieve Net Interest Margin Percentage

Payout Percentage: 25% = $1,734

Goals	Payout
96% of budget	$ 578
At budget	$1,156
104% of budget	$1,734
Stretch Goal
Every .15% over 104% of budget	$ 578

GOAL #3: Profitability – Achieve Non-Interest Expense Level

Payout Percentage: 25% = $1,734

Goals	Payout
2% above budget	$ 578
At budget	$1,156
2% below budget	$1,734
Stretch Goal
Every $69,442 below 2% below budget	$ 578

Tier 3: Individual Performance

Goals:  None

Minimum Level of Expectations
To be eligible for this Incentive Compensation Plan the employee must meet the following:
•	Performing at a satisfactory level or above,
•	Not on written warning, and
•	Actively employed at the time of the incentive payment.